UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 7, 2011
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza
Suite 600
Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURE

Explanatory Note
     This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Buckeye Partners, L.P. (the “Partnership”) on June 13, 2011. The Current Report on Form 8-K is being amended by this Form 8-K/A to disclose the Partnership’s decision regarding how frequently it will conduct future advisory votes on executive compensation. No other amendments to the Form 8-K are being made by this Form 8-K/A (Amendment No. 1).
Item 5.07. Submission of Matters to a Vote of Security Holders.
     As previously reported in the Original Form 8-K, the Partnership held an advisory vote on the frequency of a unitholder vote on executive compensation at the Annual Meeting on June 7, 2011. The Partnership’s unitholders recommended holding an advisory vote on executive compensation every three years. Consistent with the voting results, the Board of Directors (the “Board”) of Buckeye GP LLC, the general partner of the Partnership, has determined that the Partnership will hold future advisory votes on executive compensation every three years, until the next required advisory vote on this matter, which shall be no later than the Partnership’s annual meeting in 2017, or until the Board elects to implement a different frequency for such advisory votes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel
Dated November 4, 2011

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